Exhibit 99.1

EXTENDED STAY AMERICA ANNOUNCES SECOND QUARTER 2014 RESULTS

- RevPAR Increases 9.4% -

- Adjusted EBITDA Increases 16.0% -

- Re-affirms 2014 Revenue and Adjusted EBITDA Guidance-

CHARLOTTE, N.C. – July 31, 2014 (BUSINESS WIRE) — Extended Stay America, Inc. (NYSE: STAY) (the “Company”) today announced results for the quarter ended June 30, 2014.

Consolidated and Combined Second Quarter 2014 Highlights

•	Revenue increased 9.6% to $321.9 million

•	RevPAR grew 9.4% to $45.69

•	Hotel Operating Margin[1] increased approximately 30 basis points to 54.4%

•	Adjusted EBITDA[1] of $157.9 million increased $21.7 million, or 16.0%

•	Net income of $46.3 million increased $8.8 million, or 23.3%

•	Adjusted Paired Share Income[1] of $54.7 million or $0.27 per Paired Share

Consolidated and Combined Six Month 2014 Highlights

•	Revenue increased 7.6% to $592.2 million

•	RevPAR grew 7.3% to $42.26

•	Hotel Operating Margin[1] decreased approximately 60 basis points to 51.6%

•	Adjusted EBITDA[1] of $270.2 million increased $22.2 million, or 8.9%

•	Net income of $62.4 million increased $10.9 million, or 21.2%

•	Adjusted Paired Share Income[1] of $77.1 million or $0.38 per Paired Share

Extended Stay America’s Chief Executive Officer, Jim Donald commented, “We were pleased with our second quarter revenue growth of 9.6% with sequential monthly growth throughout the quarter. Hotels in the post-renovation phase performed well in the quarter and these hotels are producing growth consistent with the ramp-up pattern of our previously completed renovations. Additionally, we continue to make progress on our

[1]	See “Disclosure Regarding Non-GAAP Financial Measures” herein for a reconciliation of the non-GAAP measures included herein (i.e., EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share).

strategic initiatives to enhance our operations, drive brand awareness and optimize revenue yield. These efforts, coupled with the refinancing of our mezzanine debt and favorable industry trends, will further enhance our strong cash flow for our shareholders in 2014 and beyond.”

Financial and Operating Results

Total Revenues for the three months ended June 30, 2014 increased 9.6% over the comparable period in 2013 to $321.9 million. For the six months ended June 30, 2014, total revenues increased 7.6% over the comparable period in 2013 to $592.2 million.

Revenue per available room (“RevPAR”) for the three months ended June 30, 2014 increased 9.4% over the comparable period in 2013, driven by an improvement in average daily rate (“ADR”) of 6.8% and an increase in occupancy to 78.8% as compared to 77.0% in the comparable period in 2013. ADR growth was driven primarily by a combination of price increases and a shift in customer mix toward higher profit generating guests. Occupancy was positively impacted relative to the prior year period as a result of cycling over the displacement from the 35-hotel renovation phase in the second quarter of 2013. For the six months ended June 30, 2014, RevPAR increased 7.3% over the comparable period in 2013, driven by an increase in ADR of 6.3% and an increase in occupancy to 74.4% from 73.8%.

Hotel Operating Margin for the three months ended June 30, 2014 increased approximately 30 basis points over the comparable period in 2013 to 54.4%. Hotel operating margin flow-through, defined as the change in hotel operating profit divided by the change in total room and other hotel revenues, was 57.3%. For the six months ended June 30, 2014, hotel operating margin decreased 60 basis points versus the comparable period in 2013 to 51.6%. Operating margin flow-through was 43.1%.

Adjusted EBITDA for the three months ended June 30, 2014 increased $21.7 million to $157.9 million representing a 16.0% increase over the comparable period in 2013. Adjusted EBITDA excludes non-cash foreign currency transaction gain of $0.7 million, non-cash equity-based compensation of $2.4 million and other expenses of approximately $2.3 million including public company transition costs, consulting fees related to the implementation of new strategic initiatives and loss on disposal of assets. For the six months ended June 30, 2014, Adjusted EBITDA increased $22.2 million to $270.2 million, representing an increase of 8.9%.

Net income for the three months ended June 30, 2014 was $46.3 million, compared to net income of $37.5 million in the comparable period in 2013. Income tax expense for the three months ended June 30, 2014 was $14.2 million, compared to $1.8 million in the comparable period in 2013. The year over year income tax expense increase is related to the Company’s post-IPO corporate structure. For the six months ended June 30, 2014, net income was $62.4 million, compared to $51.5 million in the comparable period in 2013.

Adjusted Paired Share Income for the three months ended June 30, 2014 was $54.7 million, or $0.27 per Paired Share. Adjusted Paired Share Income, a non-GAAP measure, represents net income, as adjusted, attributable to the consolidated and combined entity, whose representative security is a Paired Share. A Paired Share entitles holders to participate in 100% of the common equity and earnings of both Extended Stay America, Inc. and ESH Hospitality, Inc. For the six months ended June 30, 2014, Adjusted Paired Share Income was $77.1 million, or $0.38 per Paired Share.

Capital

The Company invested $36.3 million in capital expenditures during the second quarter of 2014, or $85.7 million year-to-date, which includes capital renovations, regular maintenance and information technology projects.

The Company completed a $375.0 million Senior Secured Term Loan on June 23, 2014 with the proceeds used to refinance the outstanding $365.0 million of 9.4% mezzanine debt and pay related transaction fees and expenses. The financing was completed at LIBOR plus 4.25%, subject to a LIBOR floor of 0.75%, with a five-year term, and offered at 99.5.

Sale of Hometown Inn Properties

Subsequent to the end of the second quarter of 2014, on July 28, the Company completed the sale of its two non-core Hometown Inn properties. The Company expects to record a pretax gain of approximately $1.0 million in connection with the sale of the properties.

Dividend

On July 31, 2014, the Board of Directors of ESH Hospitality, Inc., the Company’s subsidiary, declared a cash dividend of $0.15 per share for the second quarter 2014, payable to ESH Hospitality, Inc.’s Class A and Class B common shareholders. The dividend will be payable on August 28, 2014 to shareholders of record as of August 14, 2014.

Outlook 2014

The Company re-affirms its outlook for 2014 as follows:

•	Total revenues are expected to increase 7% to 10% to approximately $1,212 to $1,246 million

•	Adjusted EBITDA is expected to range between $570 to $600 million, representing approximately 10% to 16% growth over 2013 Adjusted EBITDA

•	Capital expenditures are expected to be in the range of $150 to $170 million for capital renovations, regular maintenance and information technology projects.

The Company has updated the outlook for net income to reflect the following changes:

•	Depreciation and amortization of approximately $180 to $185 million

•	Interest expense of approximately $150 million, which includes the impact of $9.4 million of prepayment penalties and other costs and the write-off of deferred financing costs related to the mezzanine debt refinancing, offset by approximately $8 million of lower interest costs under the new ESH Hospitality, Inc. Senior Secured Term Loan effective June 23, 2014

•	An expected gain on sale of the two Hometown Inn properties of $1.0 million

•	Non-cash foreign currency transaction loss of $1.8 million

Net income is now anticipated to range from approximately $164.3 to $194.2 million.

Disclosure Regarding Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share, which are detailed in the reconciliation tables that accompany this release, are used by the Company as supplemental performance measures. The Company believes these financial measures provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitate comparisons between the Company and other lodging companies, hotel owners and other capital-intensive companies. EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share are not recognized terms under GAAP. Because certain companies do not calculate EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share in the same way and certain other companies may not perform such calculations, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of operating profit or net income calculated in accordance with GAAP. The Company’s presentation of EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share does not replace the presentation of the Company’s financial results in accordance with GAAP.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, future financial performance, including our 2014 performance, and flexibility, debt reduction and dividend growth, as such, may involve known and unknown risks, uncertainties and other factors that will cause the Company’s actual results or performance to differ from those projected in the forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from any forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the SEC on March 20, 2014 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America

Extended Stay America, Inc., the largest owner/operator of company-branded hotels in North America, owns and operates 682 hotels in the U.S. and Canada comprising approximately 76,000 rooms and employs approximately 10,000 employees in its hotel properties and headquarters. The Company owns and operates hotels under the core brand Extended Stay America®, which serves the mid-priced extended stay segment, and other brands. Visit www.extendedstay.com for more information about the Company and its services.

Contacts

Investors:

Kay Sharpton

(980) 345-1546

investorrelations@extendedstay.com

Media:

Terry Atkins

(980) 345-1648

tatkins@extendedstay.com

EXTENDED STAY AMERICA, INC.

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(In thousands)

(Unaudited)

Three Months Ended June 30,				Six Months Ended June 30,
2014	2013	% Variance		2014		2013	% Variance
			REVENUES:
$317,087	$288,772	9.8%	Room revenues	$583,316		$541,577	7.7%
4,827	4,546	6.2%	Other hotel revenues	8,914		8,265	7.9%
—	277	n/m	Management fees, license fees and other revenues	—		551	n/m

321,914	293,595	9.6%	Total revenues	592,230		550,393	7.6%
			OPERATING EXPENSES:
147,241	134,907	9.1%	Hotel operating expenses	289,128		263,088	9.9%
21,543	25,736	(16.3)%	General and administrative expenses	44,648		44,144	1.1%
46,950	40,609	15.6%	Depreciation and amortization	92,277		81,854	12.7%
—	184	n/m	Managed property payroll expenses	—		380	n/m
—	—	n/m	Restructuring expenses	—		605	n/m
—	—	n/m	Acquisition transaction expenses	—		110	n/m
—	—	n/m	Impairment of long-lived assets	—		1,388	n/m

215,734	201,436	7.1%	Total operating expenses	426,053		391,569	8.8%
65	13	n/m	OTHER INCOME	271		16	n/m

106,245	92,172	15.3%	INCOME FROM OPERATIONS	166,448		158,840	4.8%
(736)	—	n/m	OTHER NON-OPERATING (INCOME) EXPENSE	1,779		—	n/m
46,539	52,788	(11.8)%	INTEREST EXPENSE, NET	83,087		104,841	(20.7)%

60,442	39,384	53.5%	INCOME BEFORE INCOME TAX EXPENSE	81,582		53,999	51.1%
14,158	1,845	n/m	INCOME TAX EXPENSE	19,217		2,543	n/m

46,284	37,539	23.3%	NET INCOME	62,365		51,456	21.2%
			NET (INCOME) LOSS ATTRIBUTABLE TO
(3,048)(1)	33	n/m	NONCONTROLLING INTERESTS	(8,339	)(1)	(438)	n/m

			NET INCOME ATTRIBUTABLE TO COMMON
$43,236	$37,572	15.1%	SHAREHOLDERS OR MEMBERS	$54,026		$51,018	5.9%

(1)	Noncontrolling interests of Extended Stay America, Inc. include approximately 45% of ESH Hospitality, Inc.‘s common equity and 125 shares of ESH Hospitality, Inc. preferred stock.

n/m = not meaningful

	June 30, 2014	December 31, 2013
Consolidated Balance Sheet Data (unaudited):
Cash and cash equivalents	$18,739	$60,457
Restricted cash	$157,893	$47,339
Total assets	$4,505,415	$4,449,687
Total debt	$2,942,177	$2,926,045
Total equity	$1,363,155	$1,341,208

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF NET INCOME TO PAIRED SHARE INCOME,

ADJUSTED PAIRED SHARE INCOME AND ADJUSTED PAIRED SHARE INCOME PER PAIRED SHARE

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(In thousands, expect per Paired Share data)

(Unaudited)

Three Months Ended June 30,				Six Months Ended June 30,
2014	2013			2014		2013
$43,236	$37,572		Net income attributable to common shareholders or members	$54,026		$51,018
3,044	—	(1)	Noncontrolling interests attributable to Class B common shares of ESH REIT	8,331		—	(1)

46,280	37,572		Paired Share Income	62,357		51,018
—	—		Restructuring expenses	—		576
—	—		Acquisition transaction expenses	—		105
—	—		Impairment of long-lived assets	—		1,322
7,185	—		Debt extinguishment costs	7,185		—
(562)	—		Other non-operating (income) expense	1,877		—
1,762(2)	1,971	(3)	Other expenses	5,685	(4)	2,379	(5)

$54,665	$39,543		Adjusted Paired Share Income	$77,104		$55,400

$0.27	$0.23		Adjusted Paired Share Income per Paired Share – basic	$0.38		$0.33

$0.27	$0.23		Adjusted Paired Share Income per Paired Share – diluted	$0.38		$0.32

203,458	170,444		Weighted average Paired Shares outstanding – basic	203,380		170,405

204,362	171,949		Weighted average Paired Shares outstanding – diluted	204,376		171,987

(1)	Prior to the change in our legal and entity structure in November 2013, which occurred in connection with Extended Stay America, Inc.‘s and ESH Hospitality, Inc.’s initial public offering, no portion of the Company’s (i.e., the Paired Shares’) noncontrolling interests represented interests attributable to the Class B common shares of ESH Hospitality, Inc.
(2)	Includes public company transition costs of approximately $1.3 million pre-tax, including approximately $0.9 million in secondary offering costs, consulting fees of approximately $0.5 million pre-tax related to implementation of our new strategic initiatives, including review of our corporate infrastructure, and loss on disposal of assets of approximately $ 0.5 million pre-tax, which total approximately $1.8 million after-tax.
(3)	Includes costs related to preparations for our initial public offering of approximately $1.7 million pre-tax and loss on disposal of assets of approximately $0.4 million pre-tax, which total approximately $2.0 million after-tax.
(4)	Includes public company transition costs of approximately $2.4 million pre-tax, including approximately $0.9 million in secondary offering costs, consulting fees of approximately $1.9 million pre-tax related to implementation of our new strategic initiatives, including review of our corporate infrastructure, and loss on disposal of assets of approximately $ 2.3 million pre-tax, which total approximately $5.7 million after-tax.
(5)	Includes costs related to preparations for our initial public offering of approximately $2.1 million pre-tax and loss on disposal of assets of approximately $0.4 million pre-tax, which total approximately $2.4 million after-tax.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(In thousands)

(Unaudited)

Three Months Ended June 30,					Six Months Ended June 30,
2014		2013			2014		2013
$46,284		$37,539		Net income	$62,365		$51,456
46,539		52,788		Interest expense, net	83,087		104,841
14,158		1,845		Income tax expense	19,217		2,543
46,950		40,609		Depreciation and amortization	92,277		81,854

153,931		132,781		EBITDA	256,946		240,694
—		—		Restructuring expenses	—		605
—		—		Acquisition transaction expenses	—		110
—		—		Impairment of long-lived assets	—		1,388
(736)		—		Other non-operating (income) expense	1,779		—
2,429		1,335		Non-cash equity-based compensation	4,890		2,748
2,307	(1)	2,068	(2)	Other expenses	6,592	(3)	2,496	(4)

$157,931		$136,184		Adjusted EBITDA	$270,207		$248,041

16.0%				Adjusted EBITDA % growth	8.9%

(1)	Includes public company transition costs of approximately $1.3 million, including approximately $0.9 million in secondary offering costs, consulting fees of approximately $0.5 million related to the implementation of our new strategic initiatives, including review of our corporate infrastructure, and loss on disposal of assets of approximately $0.5 million.
(2)	Includes costs related to our initial public offering of approximately $1.7 million and loss on disposal of assets of approximately $0.4 million.
(3)	Includes public company transition costs of approximately $2.4 million, including approximately $0.9 million in secondary offering costs, consulting fees of approximately $1.9 million related to the implementation of our new strategic initiatives, including review of our corporate infrastructure, and loss on disposal of assets of approximately $2.3 million.
(4)	Includes costs related to our initial public offering of approximately $2.1 million and loss on disposal of assets of approximately $0.4 million.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF HOTEL OPERATING PROFIT AND HOTEL OPERATING MARGIN

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(In thousands)

(Unaudited)

Three Months Ended June 30,						Six Months Ended June 30,
2014		2013		% Variance		2014		2013		% Variance
$317,087		$288,772		9.8%	Room revenues	$583,316		$541,577		7.7%
4,827		4,546		6.2%	Other hotel revenues	8,914		8,265		7.9%

321,914		293,318		9.7%	Total hotel revenues	592,230		549,842		7.7%
146,753	(1)	134,551	(2)	9.1%	Hotel operating expenses	286,842	(3)	262,719	(4)	9.2%

$175,161		$158,767		10.3%	Hotel operating profit	$305,388		$287,123		6.4%

54.4%		54.1%		30 bps	Hotel operating margin	51.6%		52.2%		(60) bps

(1)	Excludes loss on disposal of assets of approximately $ 0.5 million.
(2)	Excludes loss on disposal of assets of approximately $ 0.4 million.
(3)	Excludes loss on disposal of assets of approximately $ 2.3 million.
(4)	Excludes loss on disposal of assets of approximately $ 0.4 million.

EXTENDED STAY AMERICA, INC.

KEY OPERATING METRICS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(Unaudited)

Three Months Ended June 30,					Six Months Ended June 30,
2014		2013	% Variance		2014		2013	% Variance
684	(1)	682	0.3%	Number of hotels	684	(1)	682	0.3%
76,265		75,928	0.4%	Number of rooms	76,265		75,928	0.4%
78.8%		77.0%	180 bps	Occupancy	74.4%		73.8%	60 bps
$57.98		$54.27	6.8%	ADR	$56.76		$53.39	6.3%
$45.69		$41.78	9.4%	RevPAR	$42.26		$39.40	7.3%

(1)	On December 31, 2013, the Company acquired two hotel properties.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

FULL YEAR 2013 AND FORECASTED 2014

(In thousands)

(Unaudited)

Year Ended December 31, 2013 Actual			Year Ended December 31, 2014 Outlook
			Low	High
$82,656		Net income	$164,328	$194,210
234,459		Interest expense, net	150,000	150,000
(4,990)		Income tax (benefit) expense	51,893	58,011
168,053		Depreciation and amortization	185,000	180,000

480,178		EBITDA	551,221	582,221
605		Restructuring expenses	—	—
235		Acquisition transaction expenses	—	—
3,330		Impairment of long-lived assets	—	—
—		Gain on sale of hotel properties	(1,000)	(1,000)
—		Other non-operating expense	1,779	1,779
20,168		Non-cash equity-based compensation	11,000	10,000
14,094	(1)	Other expenses	7,000 (2)	7,000 (2)

$518,610		Adjusted EBITDA	$570,000	$600,000

		Increase over 2013 Adjusted EBITDA	10%	16%

(1)	Includes costs related to preparations for our initial public offering of approximately $11.2 million and loss on disposal of assets of approximately $2.9 million.
(2)	Includes public company transition costs, certain consulting fees and loss on disposal of assets totaling $7.0 million.